UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	April 13, 2007

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Arkansas
(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 -- Entry into a Material Definitive Agreement.

On April 13, 2007, we entered into an agreement with CASTion Corporation, a Massachusetts corporation, pursuant to which CASTion will become our wholly-owned subsidiary.

Under the agreement, we will issue to the holders of CASTion’s outstanding common stock and preferred stock (on an as-converted basis) the following consideration in exchange for their CASTion shares: (i) an aggregate of 5,000,000 shares of our common stock, plus (ii) Convertible Promissory Notes in the aggregate principal amount of $4,000,000, plus (iii) six-year Common Stock Purchase Warrants for the purchase of shares of an aggregate of 5,000,000 shares of our common stock at an exercise price of $0.50 per share. The Notes will have a term of three years and will bear interest at the rate of 6.5% per annum; if the Notes remain outstanding after the earlier of (i) 18 months following the date of issuance or (ii) the closing by us of a private placement of equity or convertible debt, the interest rate will be increased to 10%. Interest on the Notes will be payable semi-annually, and we will have the option of deferring interest payments and rolling the deferred amount into the principal amount of the Notes. We have agreed that 25% of all amounts raised by us in private placements of equity or convertible debt, net of expenses, will be applied toward prepayment of the Notes. The outstanding principal and accrued interest on the Notes will be convertible, at any time at the election of the holders, into shares of our common stock at the rate of $0.50 per share. The Warrants and the Notes will contain conventional weighted-average anti-dilution provisions for the adjustment of the exercise price of the Warrants and the conversion price of the Notes in the event we issue additional shares of our common stock (or securities convertible into common stock) at a price per share less than the then-effective exercise price or conversion price.

We have also agreed to purchase for face value (and cancel) up to $2,000,000 of promissory notes issued by CASTion to certain of its stockholders.

We have agreed to maintain the separate corporate existence of CASTion, and to operate it as a separate division, until the Notes have been paid in full. We will grant to the Note holders a security interest in the shares of CASTion as collateral security for payment and performance of our obligations under the Notes.

The consummation of the transactions contemplated by the agreement are subject to certain conventional conditions, including approval of the transactions by the stockholders of CASTion. We expect the transactions to close on or about May 11, 2007.

Cautionary Note Regarding Forward Looking Statements

Statements made in this Current Report on Form 8-K, as well as statements made by us in periodic filings with governmental entities, press releases and other public communications, that reflect management's current assumptions and estimates of future performance may contain forward-looking statements to future events or future financial performance that involves risks and uncertainties. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including those uncertainties and risk factors detailed from time to time in reports filed by us with the Securities and Exchange Commission, including our most recent reports on Forms 10-KSB and 10-QSB.

Item 7.01 -- Regulation FD Disclosure.

On April 16, 2007, we issued a press release announcing that we had entered into the agreement to acquire CASTion, as described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by ThermoEnergy Corporation, dated April 16, 2007, entitled “ThermoEnergy to Acquire CASTion Corporation.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOENERGY CORPORATION (Registrant)

Date: April 16, 2007	By:	/s/ Andrew T. Melton
Name: Andrew T. Melton
Title: Executive Vice President and Chief Financial Officer